Exhibit 99.1

BMHC COMPLETES BBP TRANSACTION

SAN FRANCISCO, (July 1, 2005) - Building Materials Holding Corporation (Nasdaq: BMHC) today confirmed that its wholly owned subsidiary, BMC Construction, Inc. has completed the acquisition of a 51% interest in BBP Companies, as previously announced on June 13, 2005.  BBP provides concrete foundation services to high-volume production homebuilders in Arizona and in 2004 had sales in excess of $100 million.

Robert E. Mellor, BMHC’s Chairman, President and Chief Executive Officer, stated, “We are pleased to have finalized the transaction with BBP and believe this is a strong addition to BMC Construction.  This acquisition is another important step toward implementing our strategy of expanding our service offerings to high-volume production homebuilders in key U.S. markets.  We look forward to working with the BBP management team, led by Gary Burleson, as they continue to provide high-quality concrete foundation services in the greater Phoenix and Tucson markets.”

BMHC also announced that it has entered into discussions with two other businesses regarding their potential acquisition by BMC Construction:

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the Campbell Companies, which provide concrete and plumbing services to high-volume production homebuilders in Las Vegas and Southern California, and had sales in excess of $200 million in the twelve months ended March 31, 2005; and

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HnR Framing Systems, Inc. and Home Building Components, Inc., which provide framing services to high-volume production homebuilders in the greater San Diego metropolitan area and had sales in excess of $100 million in the twelve months ended March 31, 2005.

The parties have signed non-binding Letters of Intent.  Completion of either transaction is contingent upon the respective parties’ successful negotiation of definitive purchase and sale agreements; satisfactory completion of due diligence; certain regulatory approvals; and approval by BMHC’s lenders and its Board of Directors.  The closing of the Campbell and HnR transactions are expected to occur in the third and fourth quarter, respectively.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest suppliers of residential building materials and construction services in the United States. We compete in the homebuilding industry through two subsidiaries, BMC West and BMC Construction. With locations in the western and southern states, BMC West distributes building materials and manufactures building components for professional builders and contractors. BMC Construction provides construction services to high-volume production homebuilders in key growth markets in the United States. To learn more about BMHC, visit our website at www.bmhc.com.

Business Risks and Forward-Looking Statements
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2004. These risks and uncertainties may include, but are not limited to: demand for homebuilding which is influenced by changes in the overall condition of the U.S. economy, including job formation, interest rates and consumer confidence as well as other important factors; fluctuations in our costs and availability of sourcing channels for commodity wood products and building materials; changes in the business models of our customers; intense competition; integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or it may take longer to realize than expected; our ability to identify suitable acquisition candidates; availability of and ability to attract, train and retain qualified individuals; unanticipated weather conditions including natural catastrophic events such as earthquakes, fire, flood, hurricanes, tornadoes, etc.; implementation of cost structures that align with revenue growth; actual and perceived vulnerabilities as a result of terrorist activities and armed conflict; and numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Certain statements made in this news release and other written or oral statements made by or on behalf of us may constitute forward-looking statements within the meaning of federal securities laws.  Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements within the meaning of these laws.  While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that are important factors that could cause actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraph and are more fully described in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2004. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release.  We undertake no obligation to update forward-looking statements.

CONTACTS:

Bill Smartt
Senior Vice President and
Chief Financial Officer
(415) 627-9100

Ellis Goebel
Senior Vice President,
Business Development and
Investor Relations
(415) 627-9100

Mark Kailer
Vice President, Treasurer and
Investor Relations
(415) 627-9100